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[LOGO APPEARS HERE]
BROWN
RUDNICK
FREED &
GESMER


                         December 14, 1995


Hologic, Inc.
590 Lincoln Street
Waltham, MA 02154

RE:  Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

     We have acted as legal counsel to Hologic, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to 1,380,000 Rights (as defined below) and 1,380,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), of which up to 1,246,000 shares may be sold by the Company (the "Company Shares") and of which up to 134,000 shares may be sold by certain selling stockholders. Of such 134,000 shares, up to 14,000 shares (the "Option Shares") are to be acquired upon the exercise of outstanding options, pursuant to certain Option Agreements ("Option Agreements") issued under the Company's 1986 Amended and Restated Combination Stock Option Plan (the "Plan"), and the remaining 120,000 shares (the "Selling Stockholder Shares") are currently held by certain selling stockholders.

     Pursuant to the Registration Statement and an underwriting agreement by and between the Company, certain selling stockholders, and Needham & Company, Inc., Tucker Anthony Incorporated and Adams, Harkness & Hill, Inc. (the "Underwriters"), in substantially the form filed as Exhibit 1.01 to the Registration Statement (the "Underwriting Agreement"), the Company proposes to sell to the Underwriters up to 1,200,000 shares of Common Stock, and the Company and certain selling stockholders propose to sell up to an additional 46,000 and 134,000 shares of Common Stock, respectively, if the Underwriters' over-allotment option is exercised in full. The Rights are issuable pursuant to that certain Rights Agreement, dated as of December 22, 1992, as amended by Amendment No. 1 dated December 14, 1995 (the "Rights Agreement"), providing, in effect, for the delivery of a right (a "Right"), along with each share of Common Stock issued by the Company pursuant to the Underwriting Agreement. This opinion is being rendered in connection with the filing of the Registration Statement.

   In connection with this Opinion Letter, we have examined the documents listed on Schedule A attached hereto (collectively, the "Documents").

A Partnership of
Professional Corporations

ONE FINANCIAL CENTER
BOSTON, MASSACHUSETTS 02111
617-330-9000
FAX: 617-439-3278

Hartford / Providence
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Hologic, Inc.
December 14, 1995
Page 2



     With your concurrence, the opinions hereafter expressed, whether or not qualified by language such as "to our knowledge," are based solely upon (1) our review of the Documents and (2) such review of published sources of law as we have deemed necessary.

     This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule B hereto. In the course of our representation of the Company in connection with the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate and, with your concurrence, the opinions hereafter expressed are based upon those assumptions. For purposes of those assumptions, the Enumerated Party referred to in Schedule B is the Company.

     Our opinions hereafter expressed are limited to the laws of the Commonwealth of Massachusetts, the Federal law of the United States and the General Corporation Law of the State of Delaware.

     We express no legal opinion upon any matter other than as explicitly addressed in numbered paragraphs 1 through 4 below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Underwriting Agreement, such shares will be validly issued, fully paid and nonassessable.

     2. The Option Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Option Agreements, and sold as comtemplated in the Registration Statement, such shares will be validly issued, fully paid and nonassessable.

     3. The Selling Stockholder Shares have been duly authorized and, when sold as contemplated in the Registration Statement, such shares will be validly issued, fully paid and nonassessable.

     4. The Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.
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Hologic, Inc.
December 14, 1995
Page 3


     We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to this firm wherever it appears in the Registration Statement.

                             Very truly yours,

                             BROWN, RUDNICK, FREED & GESMER


                             By: Brown, Rudnick, Freed
                                 & Gesmer, P.C., a partner

                             By: /s/ Philip J. Flink
                                 -------------------------------------------
                                 Philip J. Flink, a member duly authorized
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Hologic, Inc.
December 14, 1995
Page 4


                                  SCHEDULE A

                               LIST OF DOCUMENTS
                               -----------------


    In connection with the Opinion Letter to which this Schedule A is attached, we have reviewed the Documents set forth below. However, except as otherwise expressly indicated, we have not reviewed any other documents, instruments or agreements referred to in or listed upon any of the following Documents.

    (i) the corporate minute books of the Company relating to actions of directors and stockholders of the Company;

    (ii)   a specimen certificate of the Company's Common Stock;

    (iii)  the Plan;

    (iv)   the Option Agreements;

    (v) the form of Notice of Exercise to be delivered pursuant to the Option Agreements;

    (vi)   the Rights Agreement;

    (vii)  the Registration Statement;

    (viii) the proposed form of Underwriting Agreement;

    (ix) a letter dated December 13, 1995 from American Stock Transfer & Trust Company, the Company's registrar and transfer agent, as to the issued and outstanding shares of the Company; and

    (x) a Certificate of the Treasurer of the Company as to which we have relied exclusively with respect to our opinion regarding the full payment for the Selling Stockholder Shares.
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Hologic, Inc.
December 14, 1995
Page 5


                                  SCHEDULE B

                        BROWN, RUDNICK, FREED & GESMER
                             STANDARD ASSUMPTIONS
                             --------------------


    In rendering legal opinions in third party transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:


    1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

    2. Each person other than the Enumerated Party has all requisite power and authority and has taken all necessary corporate or other action to enter into the Documents to which it is a party or by which it is bound, to the extent necessary to make the Documents enforceable against it.

    3. Each person other than the Enumerated Party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Enumerated Party.

    4. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

    5. All official public records are accurate, complete and properly indexed and filed.